UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 17, 2017 (November 15, 2017)

Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. []

Item 1.01.    Entry into a Material Definitive Agreement.

On November 16, 2017, Insperity, Inc. (the “Company”) entered into Amendment No. 5 (the “Amendment”) to that certain Credit Agreement dated as of September 15, 2011 between the Company, ZB, N.A. dba Amegy Bank (successor in interest by merger), as agent, and other lenders (as amended, the “Agreement”). The Amendment amends the definition of “Cash Distributions” in the Agreement to exclude the special cash dividend of $2.00 per share of common stock payable on December 18, 2017 to stockholders of record as of December 4, 2017 (the “Special Dividend”).

Item 3.03.    Material Modification to Rights of Security Holders.

Effective as of November 13, 2017, the Rights Agreement dated November 13, 2007 between the Company and Mellon Investor Services, LLC (the “Rights Agreement”) expired in accordance with its terms. The Rights Agreement provided holders of common stock of the Company with the right to purchase shares of Series A Junior Participating Preferred Stock (“Series A Preferred Stock”) upon the terms and subject to the conditions set forth in the Rights Agreement. As a result, the stock purchase rights under the Rights Agreement have been terminated and are no longer effective.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the expiration of the Rights Agreement described in Item 3.03 above, the Company filed a certificate of elimination with the Secretary of State of the State of Delaware on November 17, 2017. The certificate of elimination, which was effective upon filing, eliminated from the certificate of incorporation of the Company all matters set forth in the certificate of designations with respect to the Series A Preferred Stock. No shares of the Series A Preferred Stock were issued or outstanding at the time of the filing of the certificate of elimination. A copy of the certificate of elimination is attached hereto as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 8.01.    Other Events.

On November 16, 2017, the Company issued a press release announcing that its Board of Directors has declared the Special Dividend, a two-for-one stock split in the form of a 100% stock dividend and an increase in its stock repurchase plan, amongst other matters. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

3.1	—	Certificate of Elimination with respect to Series A Junior Participating Preferred Stock of Insperity, Inc.
99.1	—	Press release, dated November 16, 2017, issued by Insperity, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPERITY, INC.

By:     /s/ Daniel D. Herink
Daniel D. Herink
Senior Vice President of Legal, General Counsel and Secretary

Date: November 17, 2017